Exhibit 10.1

2011 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2011 (effective July 1, 2011) are as follows:

Name	Title	Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$476,000
Robin G. Seim	Vice President and Chief Financial Officer	$273,000
J. Christopher Drew	Senior Vice President, Field Operations	$300,000
Dan S. Johnston	Vice President and General Counsel	$252,000
Nhat Ngo	Vice President, Strategy and Business Development	$252,000
Marga Ortigas-Wedekind	Vice President, Global Marketing and Product Development	$273,000